UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2023

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4509 Creedmoor Road, Suite 600, Raleigh, NC 27612
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
John Temperato, the Chief Executive Officer (the “CEO”) and a Class II director on the Board of Directors (the “Board”) of 9 Meters Biopharma, Inc. (the “Company”) resigned from his role as CEO and director of the Company, effective at the close of business on May 26, 2023. The Board appointed Bethany Sensenig, Chief Financial Officer of the Company, to serve as Interim Chief Executive Officer, and principal executive officer for SEC purposes, of the Company, in addition to her current responsibilities. Mr. Temperato’s departure is not related to any matter relating to the Company’s operations, policies or practice.

Ms. Sensenig joined the Company as Chief Financial Officer in January 2022. Prior to joining the Company from March 2019 to January 2022, Ms. Sensenig was Chief Financial Officer and Head of U.S. Operations of Minovia Therapeutics, Ltd., a clinical-stage biotech company, where she held a leadership role building the company’s business and financing strategy. From April 2006 to March 2019, Ms. Sensenig held various roles at Biogen, Inc. a multinational biotechnology company, where she most recently held the position of Vice President of Finance and Commercial Operations. Earlier in her career, Ms. Sensenig held financial management and analyst roles at Merck & Co. Inc. and Nexus Technologies, Inc. Ms. Sensenig holds a Bachelor of Science in Accounting and Business Management from Montreat College, a Master of Business Administration from Western Carolina University and is a Certified Management Accountant.

Ms. Sensenig is 47 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Ms. Sensenig had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. Temperato’s resignation from employment, the Company has entered into a Separation Agreement and Release with Mr. Temperato, dated May 29, 2023 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Temperato will be entitled to severance benefits including payment of his annual base salary for twelve months (the “Severance Period”), as well as a pro-rated bonus for 2023 at target, and 12 months’ additional vesting of his outstanding equity awards. The foregoing will be subject to continued compliance with existing restrictive covenants under his employment agreement with the Company and execution and non-revocation of a release of claims.

The foregoing summary of the terms of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Separation Agreement and Release between John Temperato and 9 Meters Biopharma, Inc., dated May 29, 2023.
Exhibit 99.1	Press Release dated May 30, 2023.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: May 30, 2023	By:	/s/ Bethany Sensenig
Bethany Sensenig
Chief Financial Officer